Exhibit 99.1

Acreage Concludes Operations in State of Oregon, Closes Sale of Retail Chain Cannabliss & Co.

New York, July 5, 2022 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE:ACRG.A.U, ACRG.B.U), (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today announced that it has executed and closed an amendment (the “Amended Agreement”) to its previously announced asset purchase and services agreement (the “Original Agreement”) with Chalice Brands Ltd. (the “Buyer” or “Chalice”) (CSE:CHAL) (OTCQB:CHALF), completing the sale of the Company’s four Oregon retail dispensaries (the “Dispensaries”) branded as Cannabliss & Co. (“Cannabliss”).

“We are pleased to bring this transaction to a close and conclude our operations in Oregon, having completed the sale of our cultivation facility earlier this year,” said Peter Caldini, Chief Executive Officer of Acreage. “Our departure from Oregon is a strategic step forward, allowing us to dedicate our time and resources to our core Northeastern footprint where we see tremendous opportunities for future growth, particularly in the recently expanded New Jersey market and the impending adult-use markets in New York and Connecticut.”

Under the terms of the Amended Agreement, the Buyer has acquired the assets of the Dispensaries for US$6,500,000 (“Purchase Price”), consisting of a US$250,000 payment previously made at the signing of the Original Agreement, plus an additional US$100,000 in cash at closing, offset by a deduction of US$300,000 from the Purchase Price to settle the accounts payable to the Buyer. The remaining amounts owing of US$5,850,000 have been satisfied by a 36-month secured promissory note (the “Note”) bearing interest at a rate of 12% per annum. Under the terms of the Note, quarterly interest payments commence on January 1, 2023, principal payments of US$1,000,000 million are due on January 1, 2024 and January 1, 2025, and the remaining principal is due on January 1, 2026.

About Acreage Holdings, Inc.

Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, craft brand Superflux, the Tweed brand, the Prime medical brand in Pennsylvania, the Innocent brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

FORWARD LOOKING STATEMENTS

This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the New Jersey cannabis market. Often, but not always, forward-looking statements and information can be identified using words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

For more information, contact:

Steve Goertz

Chief Financial Officer

investors@acreageholdings.com

Courtney Van Alstyne
MATTIO Communications

acreage@mattio.com

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